Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
United Community Banks, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Community Banks, Inc. of our reports dated February 27, 2007 related to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of United Community Banks, Inc. for the year ended December 31, 2006.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
August 1, 2007